Exhibit 10.10

BIOMED REALTY TRUST, INC.

AND

BIOMED REALTY, L.P.

LTIP UNIT AWARD CANCELLATION AGREEMENT

This LTIP Unit Award Cancellation Agreement (this “Agreement”), is executed and made effective as of December 30, 2015, by and between BioMed Realty Trust, Inc., a Maryland corporation (the “Corporation”), BioMed Realty, L.P., a Maryland limited partnership (the “Partnership,” and, together with the Corporation, the “Company”), and Gary A. Kreitzer (the “Executive”).

WHEREAS, the Corporation has entered into that certain Agreement and Plan of Merger, dated as of October 7, 2015, among the Corporation, the Partnership, BRE Edison Holdings, L.P. (“Parent”), BRE Edison L.P. and BRE Edison Acquisition L.P. (the “Merger Agreement”), pursuant to which the Corporation will become a wholly-owned subsidiary of Parent;

WHEREAS, the Company has previously granted the Executive the LTIP Units (as defined in that form of Long Term Incentive Plan Unit Agreement (the “Award Agreement”) under the BioMed Realty Trust, Inc. and BioMed Realty L.P. 2004 Incentive Award Plan (the “Plan”)) set forth on Schedule A hereto (the “LTIP Units”) pursuant to the Plan, the Fourth Amended and Restated Agreement of Limited Partnership of BioMed Realty, L.P., as amended from time to time (the “Partnership Agreement”), and an Award Agreement between the Company and the Executive (the “LTIP Unit Award Agreement”); and

WHEREAS, the Company and the Executive mutually desire to cancel and terminate the LTIP Units and terminate any rights and interests the Executive may have in or to the LTIP Units, the LTIP Unit Award Agreement, the Partnership Agreement and the Plan (as they relate to the LTIP Units).

NOW, THEREFORE, in consideration of the covenants and undertakings contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

1. Cancellation. Effective as of the date of this Agreement, the LTIP Units shall be cancelled and terminated, and all of the Executive’s rights and interests in or to the LTIP Units and under the LTIP Unit Award Agreement, the Partnership Agreement and the Plan (as they relate to the LTIP Units) shall be cancelled and terminated and deemed null and void and of no force or effect. Effective as of the date of this Agreement, the LTIP Unit Award Agreement shall terminate and be of no further force or effect, and neither the Company nor the Executive shall have any further rights or obligations thereunder.

2. Waiver. Effective as of the date of this Agreement, the Executive hereby waives, relinquishes and gives up any and all right, title and interest in or to the LTIP Units, the LTIP Unit Award Agreement, the Partnership Agreement and the Plan (as they relate to the LTIP Units).

3. Consideration. In consideration of the foregoing, the Company shall pay (or shall cause its payroll agent to pay) to the Executive a single lump-sum cash payment in an aggregate amount equal to $1,068,750.00 (the “LTIP Unit Consideration”), subject to reduction for any applicable payroll and withholding taxes, which shall constitute full and complete payment in settlement of the LTIP Units. Such payment shall be made to the Executive not later than December 31, 2015.

4. Termination of the Merger Agreement. In the event that the Merger Agreement is terminated pursuant to its terms, the Executive agrees to repay the LTIP Unit Consideration to the Company within thirty (30) days following such termination of the Merger Agreement.

5. Further Actions. The Executive agrees to take any and all actions, and to execute and deliver any and all documents, that may be requested by the Company in order to accomplish the transactions contemplated by this Agreement or to effectuate the intent hereof.

6. Tax Consequences. The Company is making no warranties or representations to the Executive with respect to the tax consequences of the transactions contemplated by this Agreement. The Executive is hereby advised to consult with the Executive’s own personal legal, accounting, tax and/or financial professional advisors with respect to the tax consequences associated with transactions contemplated by this Agreement.

7. Governing Law. This Agreement shall be administered, interpreted and enforced under the laws of the State of Maryland without regard to the conflicts of law principles thereof.

8. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

9. Entire Agreement. This Agreement and Schedule A hereto constitute the entire and complete agreement between the Company and the Executive with respect to the subject matter hereof and supersedes any and all other agreements or arrangements, whether oral or written, between the Company and the Executive (or any predecessor or representative thereof) with respect to the subject matter hereof.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed as of the date first above written.

BIOMED REALTY TRUST, INC.,
a Maryland corporation

By:	/s/ Karen A. Sztraicher
Name:	Karen A. Sztraicher
Title:	Executive Vice President, Asset Management

BIOMED REALTY, L.P., a Maryland limited partnership

By:	/s/ Karen A. Sztraicher
Name:	Karen A. Sztraicher
Title:	Executive Vice President, Asset Management

EXECUTIVE

/s/ Gary A. Kreitzer
Gary A. Kreitzer

Schedule A

Grant Date	Number of LTIP Units
January 31, 2007	45,000